EXHIBIT 4.1

                              TARRANT APPAREL GROUP

                          CERTIFICATE OF DETERMINATION
                    OF PREFERENCES, RIGHTS AND LIMITATIONS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

       (Pursuant to Section 401 of the California General Corporation Law)

         The undersigned, Gerard Guez and Winnie Au, hereby certify that:

         1.       They  are  the  duly  elected  Chief  Executive   Officer  and
Secretary, respectively, of Tarrant Apparel Group, a California corporation (the "CORPORATION"); and

         2. The authorized number of shares of Preferred Stock is 2,000,000, none of which are issued and outstanding. The authorized number of shares of Series A Convertible Preferred Stock is 1,000,000, none of which have been issued.

         3.       Pursuant  to  the  authority   conferred  upon  the  Board  of
Directors by the Articles of Incorporation of the Corporation, the Board of Directors duly adopted the following recitals and resolutions:

         RESOLVED, that there is hereby designated a series of Preferred Stock to be known as Series A Convertible Preferred Stock having the following rights and preferences:

         A.       DESIGNATION AND AMOUNT.

                  (1) The shares of such series shall be designated as "SERIES A CONVERTIBLE PREFERRED STOCK," no par value (hereinafter referred to as "SERIES A PREFERRED") and the number of shares constituting all of the Series A Preferred shall be One Million (1,000,000) shares. Any shares of Series A Preferred that are redeemed by the Corporation and retired and shares of Series A Preferred that are converted in accordance with Section E shall be restored to the status of authorized, unissued, and undesignated shares of the Corporation's class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series A Preferred.

                  (2) Each share of Series A Preferred shall have a stated value equal to $38.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like)(the "SERIES A STATED VALUE").

         B. RANK. The Series A Preferred shall rank senior, with respect to dividend rights and rights on liquidation, winding up, and dissolution, to the Common Stock or any other series of Preferred Stock now or hereafter authorized, issued, or outstanding.

         C.       DIVIDENDS.


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                  (1)      The shares of Series A Preferred shall be entitled to
receive dividends on an as converted basis with shares of Common Stock when, as, and if declared by the Board of Directors out of funds legally available therefor and such dividends shall be non-cumulative.

                  (2) Notwithstanding the foregoing, the holders of Series A Preferred shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of 5% of the Series A Stated Value (as such stated value may be adjusted for any stock dividends, combinations, or splits with respect to such shares)(the "DIVIDEND RATE") per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) on a daily basis from March 1, 2004, whether or not declared by the Board of Directors, and shall be payable quarterly on March 31, June 30, September 30, December 31 of each year commencing June 30, 2004 (except that if any such date is not a business day, then such dividend shall be payable on the next succeeding day that is a business day)(each a "DIVIDEND PAYMENT DATE") to holders of record as they appear on the stock books of the Corporation on such date.

         Dividends on the Series A Preferred shall be paid in cash as herein provided. The amount of the dividends payable per share of Series A Preferred for each quarterly dividend period shall be computed by multiplying (x) the Dividend Rate TIMES (y) the Series A Stated Value and then dividing the product so obtained by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a Dividend Payment Date, whether or not such dividends have been declared, will bear interest at a rate equal to the Dividend rate in effect at such time PLUS 2% per annum (or such lesser rate equal to the highest rate permitted by applicable law) until paid.

                  (3) The Corporation shall not declare or pay any dividends on, or make any distributions with respect to any shares of Common Stock or series of Preferred Stock ranking junior to the Series A Preferred (other than dividends in Common Stock) unless and until all accrued dividends on the Series A Preferred have been paid in full.

         D.       LIQUIDATION PREFERENCE.

                  (1) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, subject to the rights of any series of Preferred Stock hereafter authorized, issued, or outstanding, the holders of Series A Preferred then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Common Stock or any series of Preferred Stock with rights junior to the Series A Preferred, an amount per share of Series A Preferred equal to the Series A Stated Value, plus all accrued and unpaid dividends thereon to the date fixed for distribution. If upon, liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred the full amount to which they shall be entitled pursuant to this Section D(1), then all the assets so available for distribution to the Corporation's stockholders shall be distributed ratably to the holders of the Series A Preferred in proportion to the aggregate amounts that would be payable to such holders if the assets of the Corporation were sufficient to pay the amount to which they were entitled pursuant to this Section D(1) and nothing more.


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                  (2)      Upon  completion  of the  distributions  required  by
paragraph (1) of this Section D, the holders of Series A Preferred shall not be entitled to any further participation in any distribution of assets by the Corporation.

         E.       CONVERSION.

                  (1) RIGHT TO CONVERT. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the occurrence of a Trigger Event (as defined below), at the office of the Corporation or any transfer agent of such share, into such number of shares of Common Stock equal to the product obtained by multiplying the Series A Conversion Rate then in effect by the number of shares of Series A Preferred being converted. The "SERIES A CONVERSION RATE" in effect at any time for conversion of the Series A Preferred shall be the quotient obtained by dividing
(a) the Series A Stated Value by (b) the Series A Conversion Price. The "SERIES A CONVERSION PRICE" shall initially be $3.80. The Series A Conversion Price shall be adjusted from time to time in accordance with Sections F hereof. A "TRIGGER EVENT" shall mean the approval by the shareholders of the Corporation of the issuance of the number of shares of Common Stock provided for herein to the holders of the Series A Preferred upon conversion of the Series A Preferred.

                  (2) AUTOMATIC CONVERSION. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the Series A Conversion Rate at the time in effect immediately upon the date, at any time after the occurrence of a Trigger Event, specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series A Preferred.

                  (3) CONVERSION PROCEDURE. Upon the occurrence of any conversion of outstanding shares of Series A Preferred, the holders of such stock shall surrender the certificates representing such shares at the principal executive office of Corporation, the offices of the transfer agent for the Series A Preferred, or such other place as may be designated by the Corporation. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in the name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such Series A Preferred was convertible on the date on which such automatic conversion occurred and cash in respect of any fraction of a share as provided in Section E(4). On and after the date of any conversion of Series A Preferred, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock and shall be entitled to exercise all rights of the holders of Common Stock. All accrued and unpaid dividends on shares of Series A Preferred surrendered for conversion shall be paid in full as of the effective date of conversion. All shares of Common Stock resulting from the conversion of Series A Preferred into Common Stock pursuant to this Section E shall be deemed fully paid and non-assessable.

                  (4) NO FRACTIONAL SHARES. The Corporation shall not be obligated to issue and deliver any fractional share of Common Stock upon any conversion of shares of Series A Preferred, but in lieu thereof shall pay to the holder converting such Series A Preferred an amount of based on the fair value of a share of Common Stock as of the time when those entitled to receive those fractions are determined. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred the holder is at the


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time  converting  into  Common  Stock and the  number of shares of Common  Stock issuable upon such aggregate conversion.

         F.       ANTI-DILUTION ADJUSTMENTS.

                  (1) REORGANIZATIONS, MERGERS OR CONSOLIDATIONS. If, prior to the conversion of all of the Series A Preferred, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Series A Preferred shall thereafter have the right to receive upon conversion of Series A Preferred, upon the basis and upon the terms and conditions specified herein and in lieu of shares of Common Stock, immediately theretofore issuable upon conversion, such stock, securities, and/or other assets that the holder would have been entitled to receive in such transaction had the Series A Preferred been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series A Preferred to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Series A Conversion Rate and the number of shares issuable upon conversion of the Series A Preferred) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this subsection (1) unless (a) it first gives at least 10 business days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time the holders of the Series A Preferred shall be entitled to convert their Series A Preferred into shares of Common Stock to the extent permitted hereby), and (b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation of the Corporation under the Articles of Incorporation, including the obligation of this Section F(1).

                  (2) ADJUSTMENT FOR STOCK SPLITS, DIVIDENDS, AND COMBINATIONS. If at any time or from time to time after the date of issuance of Series A Preferred, the Corporation shall subdivide or split-up the outstanding shares of Common Stock, or shall declare a dividend or other distribution on its outstanding Common Stock payable in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("COMMON STOCK EQUIVALENTS"), without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the Series A Conversion Price in effect immediately prior to such subdivision or the declaration of such dividend shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred shall be increased in proportion to the increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.


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                  (3)      GOOD FAITH. The Corporation will not, by amendment of
Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section F and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

                  (4) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to Section F, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of Series A Preferred a certificate signed by the Chief Financial Officer (or an officer holding a similar position) of the Corporation setting forth (a) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth
(a) such adjustment and readjustment, (b) the Series A Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder's Series A Preferred.

         G. VOTING RIGHTS. Except as otherwise required by the General Corporation Law of the State of California or the Articles of Incorporation, holders of Series A Preferred shall have no voting rights except that, unless the vote of the holders of a greater number of shares of the Series A Preferred shall then be required by law, the consent of holders of at least a 66-2/3% of all of the shares of Series A Preferred at the time outstanding given in person or by proxy, by a vote at a meeting called for the purpose at which the holders of shares of Series A Preferred shall vote together as a class, shall be necessary for authorizing or effecting the amendment, alteration, or repeal of any of the provisions of this Certificate of Determination or the Articles of Incorporation of the Corporation, which would affect adversely the preferences, rights, powers, or privileges of the Series A Preferred.

         H.       MISCELLANEOUS.

                  (1) Except as specifically set forth herein, all notices or communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier addressed (a) if to the Corporation, to its office at 3151 East Washington Blvd., Los Angeles, California, Attention: Chief Financial Officer,
Telecopier: (323) 881-0332, and (b) if to the holder of the Series A Preferred, to such holder at the address of such holder as listed in the stock record books of the Corporation or to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given. All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, registered or certified mail, return receipt requested, postage prepaid, if mailed; (iii) when received after being deposited in the regular mail; (iv) the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; and (v) when receipt is


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acknowledged, if by telecopier or electronic mail.

                  (2) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred or shares of Common Stock or other securities issued on account of Series A Preferred pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred or Common Stock or other securities in a name other than that in which the shares of Series A Preferred with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment described in this sentence unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                  (3) In the event that the holder of shares of Series A Preferred shall not by written notice designate the address to which the certificate or certificates representing shares of Common Stock to be issued upon conversion of such shares should be sent, the Corporation shall be entitled to send the certificate or certificates representing such shares to the address of such holder shown on the records of the Corporation or any transfer agent for the Series A Preferred.

                  (4) The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series A Preferred. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred.

                  (5) The Corporation may appoint, and from time to time may replace, a conversion agent for the Series A Preferred. Upon any such replacement of the conversion agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred.

                  (6) The Series A Preferred shall be transferable by the holders, provided that such transfer is made in compliance with applicable federal and state securities laws and any applicable agreements between the Corporation and the holders of Series A Preferred.


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         IN WITNESS  WHEREOF,  the undersigned  declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct to their own knowledge.


Dated as of October 17, 2003.




                              By: /S/ GERARD GUEZ
                                  -----------------------
                                  Gerard Guez,
                                  Chief Executive Officer




                              By: /S/ WINNIE AU
                                  -----------------------
                                  Winnie Au,
                                  Secretary


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